Exhibit 99.1

FACT, Inc. Announces Patricia Trompeter as CEO

Toronto, ON – March 22, 2021 – FACT, Inc. (OTC: FCTI) (the “Company” or “FACT”) a global leader of fine art and collectible authentication technology, today announced that Patricia Trompeter has been appointed Chief Executive Officer following the departure of former CEO Brian McWilliams who is pursuing external business ventures.

Ms. Trompeter, a financial expert with more than seventeen years in executive level management, has served as FACT’s Chief Operating Officer since the Company’s formation. Prior to joining FACT, a significant span of her career was at General Electric, primarily GE Capital, where she held a range of executive positions including CFO, Controller, Operations Leader, Quality Leader, and VP Finance, Mergers & Acquisitions. Over her career at GE, Ms. Trompeter successfully completed more than $17 Billion in acquisitions.

Ms. Trompeter has always had a keen eye for disruptive and emerging technologies across a vast spectrum of industries. “FACT stood out to me from the beginning,” Ms. Trompeter commented. “Our non-contact scanning will make a huge dent in the billions of dollars lost to fine art & collectibles fraud each year. It’s an exciting time as we broaden our strategy to include NFTs as a product offering to our clients. I am elated to be appointed CEO and lead such a pioneering company, which can be attributed to the key vision and leadership of Mr. McWilliams. Brian will be greatly missed!”

FACT, Forensic Asset Certification Technology, has developed a technology that determines an asset’s authenticity at a detailed level unable to be seen by the human eye. The Company is driven to eliminate the $6 billion of stolen art stolen annually worldwide as well as the pervasive fraud in the fine collectibles market.

Mr. McWilliams stated, “I am so proud of what FACT has achieved to-date and I wish nothing but success for Ms. Trompeter and the Company as they continue offering the art and collectibles industry the security it deserves.”

The Company is currently exploring options to fill the position of Chief Operating Officer.

ABOUT FACT INC.

FACT, Inc, (Forensic Asset Certification Technology) is a global organization which is revolutionizing security for the art and collectibles market. FACT utilizes ballistics technology currently employed by global law enforcement agencies to authenticate and analyze fine art and collectibles. FACT offers a suite of robust collection management products that includes authentication, condition reporting, GPS tracking, and provenance data – all stored securely on the blockchain and accessible in real time to the consumer. The FACT software application is applicable to various channels within the fine art and collectible industry including secured lending, insurance, dealers, auction houses, grading companies, and private collectors. FACT, Inc. is headquartered in Toronto, Ontario.

FACT, Inc.

2 Toronto Street

Suite 231

Toronto, ON M5C 2B5

Contact: Patricia Trompeter

Email: patricia@factsecured.com

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition or transaction will not occur or whether any such event will enhance shareholder value; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its customers; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1993